Exhibit 10.21

AMENDMENT TO THE EMPLOYMENT AGREEMENT BY AND BETWEEN

ROBERT C. BARRY, JR.,

FIRST FEDERAL SAVINGS BANK AND FEDFIRST FINANCIAL CORPORATION

WHEREAS, Robert C. Barry, Jr. (the “Executive”) entered into an employment agreement with First Federal Savings Bank (the “Bank”) and FedFirst Financial Corporation (the “Company”) effective March 31, 2006 (the “Employment Agreement”); and

WHEREAS, the Board of Directors of the Bank has resolved to amend the Employment Agreement effective April 1, 2010, to reflect an adjustment in the Executive’s annual base salary; and

WHEREAS, the Employment Agreement was further amended to provide that modifications to Executive’s base salary in the future will not require an amendment to the Employment Agreement.

NOW, THEREFORE, the Bank, the Company and the Executive hereby consent to the following:

Effective April 1, 2010, Section 4(a) of the Employment Agreement shall be deleted in its entirety and replaced with the following new Section 4(a):

“The Bank agrees to pay the executive an annual salary of $167,500, payable in accordance with the customary payroll practices of the Bank. The Executive’s annual salary, as the same may be modified from time to time, is referred to in this Agreement as the “base salary.””

ATTEST:	FIRST FEDERAL SAVINGS BANK

/s/ DaCosta Smith, III	/s/ John J. LaCarte

ATTEST:	FEDFIRST FINANCIAL CORPORATION

/s/ DaCosta Smith, III	/s/ John J. LaCarte

ATTEST:

/s/ DaCosta Smith, III	/s/ Robert C. Barry, Jr.
Robert C. Barry, Jr.